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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of Earliest Event Reported): DECEMBER 27, 2000
                                                         -----------------


                          IMPERIAL PARKING CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




          Delaware                       1-15629                 31-1537375
----------------------------    ------------------------     -------------------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)




                       601 West Cordova Street, Suite 300
                          Vancouver, BC, Canada V6B 1G1
                -------------------------------------------------
                (Address of principal executive offices/Zip Code)

Former name, former address, and former fiscal year, if changed since last report:


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ITEM 5.  OTHER EVENTS

On December 27, 2000, the Registrant issued the following press release:

Imperial Parking Corporation Announces Repurchase of Shares Held by Apollo Real Estate

VANCOUVER, British Columbia - December 27, 2000 -- Imperial Parking Corporation ("Impark" or the "Company") (AMEX:IPK) today announced that it has repurchased all of the Company's outstanding common shares held by the Apollo Real Estate group of funds for a total price of approximately $3,550,000.

The Company repurchased 215,094 shares in total, being approximately 10.2% of all outstanding shares of Impark, at a purchase price of $16.50 per share. The shares were collectively owned by Apollo Real Estate Investment Fund II, L.P., Apollo Real Estate Advisers II, L.P. and other entities controlled by the Apollo Real Estate group.

Charles Huntzinger, Impark's President and Chief Executive Officer, stated, "Our Board is confident that the repurchase of this substantial block of shares is a good investment for the Company. We have a strong balance sheet, no bank debt and a solid cash position. We believe that the Company's common shares are undervalued at the current price and, following this repurchase, we will still have the financial flexibility to implement our growth plans."

On October 20, 2000, Impark also announced a stock repurchase program of up to $1,000,000 of outstanding common stock. Under the repurchase program, the Company to date has repurchased 31,370 shares for an aggregate cost of $509,000.

Impark closed at a price of $16.56 per share on December 26, 2000. Following the Apollo repurchase and all other repurchases to date under the Company's stock repurchase program, the Company will have approximately 1.85 million shares outstanding.

Imperial Parking Corporation (AMEX:IPK) is a leading provider of parking services in North America. Based in Vancouver, British Columbia, as of September 30, 2000 Impark owned, leased or managed over 1,400 parking facilities and lots in Canada and the United States, containing more than 250,000 parking spaces.

This press release contains projections and other forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the Company's current views with respect to future events and financial performance. No assurance can be given, however, that these events will occur or that these projections will be achieved and actual results could differ materially from those projected, as a result of certain factors. A discussion of these factors is included in the Company's filings with the Securities and Exchange Commission.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Financial Statements of business acquired.

              None.

         (b)  Proforma Financial Information.

              None.

         (c)  Exhibits.

              None.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       IMPERIAL PARKING CORPORATION



Date:  December 27, 2000               By: /s/ J. Bruce Newsome
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                                           J. Bruce Newsome
                                           Chief Financial Officer